UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2007

Shells Seafood Restaurants, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2007, Shells Seafood Restaurants, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Leslie Christon, its President and Chief Executive Officer effective as of July 1, 2007. The Amended Agreement amended and restated in its entirety Ms. Christon’s employment agreement dated July 1, 2005. Pursuant to the Amended Agreement Ms. Christon’s salary was reduced from $300,000 to $275,000 per annum and her automobile allowance was increased from $1,000 per month to $1,200 per month. The Amended Agreement has an initial one-year term and automatically extends for successive one-year periods unless either party gives the other party written notice within 90 days prior to the termination date.

The Amended Agreement provides, among other things, that Ms. Christon shall be entitled to severance upon her termination without cause or the failure of the Company to renew the Amended Agreement after its initial one-year term (a “Severance Event”). Upon the occurrence of a Severance Event, Ms. Christon shall be entitled to receive the payment of her then effective base salary and healthcare benefits for a period commencing on the date of non-renewal or termination and ending on the earlier of the six month anniversary of such termination or non-renewal or the date on which she commences employment with another entity or person. In addition, if Ms. Christon is terminated by the Company, or resigns from the Company for a reason specified in the Amended Agreement, within six months of a Change of Control (as defined in the Amended Agreement) she shall be entitled to receive a severance payment equal to nine months of her then effective base salary and healthcare benefits for such nine month period (unless earlier employed by another person or entity). Further Ms. Christon agreed not to compete with the Company for a period of time during which she is receiving severance payments.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement filed with this Report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Description

10.1	Amended and Restated Employment Agreement, dated as of July 1, 2007, by and between Shells Seafood Restaurants, Inc. and Leslie Christon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date: August 10, 2007	By:	/s/ Warren R. Nelson
Name: Warren R. Nelson
Title: Chief Financial Officer and Executive Vice President of Finance

Exhibit Index

Item No.	Description

10.1	Amended and Restated Employment Agreement, dated July 1 2007, by and between Shells Seafood Restaurants, Inc. and Leslie Christon.